Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Berkeley Coffee & Tea, Inc.
Minden, NV

We hereby consent to the incorporation by reference of our report dated August 2, 2010, with respect to the financial statements of Berkeley Coffee & Tea, Inc. for the year ended April 30, 2010 and the period March 27, 2009 (inception) to April 30, 2009, and the period March 27, 2009 (inception) to April 30, 2010, in the Registration Statement of Berkeley Coffee & Tea, Inc. on Form S-1/A to be filed on or about January 10, 2011. We also consent to the use of our name and the references to us included in the Registration Statement.

Child, Van Wagoner & Bradshaw PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
January 10, 2011

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net